SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 22, 2008

(Date of Report)

Gulf Onshore, Inc.

(Formally Brighton Oil & Gas, Inc,)

Nevada	001-28911	91-1869677
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

15851 Dallas Parkway

Suite 190

Addison, Texas 75001

(Address of Principal Executive Offices)

(972) 450-5995

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.S. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective April 16, 2008, we dismissed our principal accountant and the client-auditor relationship between us and Kabani & Company, Inc., (Kabani & Co.) ceased.  On that same day, we engaged Turner, Stone & Company, L.L.P. as our principal independent accountant.  We do not have an audit committee, but our Board approved changing auditors.  Kabani & Co. served as our independent public accountant from July 2006 to the date of their dismissal.  Kabani & Co.’s audit reports for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles other than the uncertainty that the Registrant might not be able to operate as a going concern.

During the two most recent fiscal years ended December 31, 2007 and 2006 and in the subsequent interim periods through the date of dismissal – April 16, 2008 – there were no disagreements with Kabani & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Kabani & Co. would have caused Kabani & Co. to make reference to the matter in their report.

We provided Kabani & Co. with a copy of the disclosures in this Report and requested that Kabani & Co. furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Kabani & Co. agrees with the statements in Item 4.  A copy of the letter dated April 23, 2008 furnished by Kabani & Co. in response to that request is filed as Exhibit 16 to this Current Report.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.

Description

16

Letter from Kabani & Company, Inc., regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ONSHORE, INC.

By: /s/ Jeffery Joyce

Name: Jeffery Joyce

Title: President

Date: April 23, 2008